                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                             SYSTEMSOFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transactions applies:

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(2) Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

                            SYSTEMSOFT CORPORATION
                                2 VISION DRIVE
                          NATICK, MASSACHUSETTS 01760

                                                                   May 21, 1997

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of SystemSoft Corporation (the "Company") to be held at 9:00 a.m., Massachusetts time, on June 25, 1997, at the Long Wharf Marriott Hotel in Boston, Massachusetts.

  At this meeting, you will be asked to elect four directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and to approve an amendment to the Company's 1994 Omnibus Stock Plan. The Board of Directors unanimously recommends that you vote FOR each of these proposals.

  Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

  We look forward to seeing you.

                                          Sincerely,

                                          Robert F. Angelo
                                          President, Chief Executive Officer
                                          and
                                            Chairman of the Board

                            SYSTEMSOFT CORPORATION
                                2 VISION DRIVE
                          NATICK, MASSACHUSETTS 01760

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 25, 1997

To the Stockholders of SystemSoft Corporation:

  Notice is hereby given that the Annual Meeting of Stockholders of SystemSoft Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m., Massachusetts time, on June 25, 1997, at the Long Wharf Marriott Hotel in Boston, Massachusetts, for the following purposes:

  1. To elect four directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and until the director's successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

  2. To approve an amendment to the Company's 1994 Omnibus Stock Plan increasing the number of shares issuable thereunder from 4,000,000 to 5,200,000.

  3. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

  Only stockholders of record at the close of business on May 1, 1997 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Steven A. Berns
                                          Secretary

May 21, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                            SYSTEMSOFT CORPORATION
                                2 VISION DRIVE
                               NATICK, MA 01760

                               ----------------

                                PROXY STATEMENT

                                 May 21, 1997

  This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of SystemSoft Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders to be held at 9:00 a.m., Massachusetts time, on June 25, 1997, and at any adjournments or postponements thereof (the "Meeting"), at the Long Wharf Marriott Hotel in Boston, Massachusetts. The Company's 1997 Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended January 31, 1997, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about May 21, 1997.

  The purpose of the Meeting is to (i) elect four directors to the Company's Board of Directors, each to serve until the next annual meeting of stockholders of the Company and until the director's successor is elected and qualified, or until the director resigns, is removed or becomes disqualified and (ii) approve an amendment to the Company's 1994 Omnibus Stock Plan increasing the number of shares issuable thereunder from 4,000,000 to 5,200,000.

  The Board has fixed the close of business on May 1, 1997 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 25,087,668 shares of the Company's Common Stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or
(3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to SystemSoft Corporation, 2 Vision Drive, Natick, Massachusetts 01760, Attention: Secretary, at or before the taking of the vote at the Meeting.

  The persons named as attorneys in the proxy are directors and/or officers of the Company. All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the nominees to the Board of Directors.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting.

Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. With respect to the amendment to the Company's 1994 Omnibus Stock Plan (the "Plan"), the Company's By-Laws and federal tax regulations provide that the affirmative vote of the majority of stock present or represented by proxy, and voting for or against this matter, is required for approval. The Delaware courts have interpreted "abstention" to mean the voluntary decision not to vote. Thus, shares subject to abstentions and broker "non votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

  The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 1997 (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company,
(iii) by each executive officer of the Company named in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                      SHARES BENEFICIALLY PERCENTAGE OF SHARES
   NAME OF BENEFICIAL OWNER                  OWNED        BENEFICIALLY OWNED(1)
   ------------------------           ------------------- --------------------
   Robert F. Angelo..................        519,978(1)           2.0%
   Jonathan L. Joseph................        155,670(2)             *
   William J. O'Connell..............         87,345(3)             *
   David P. Sommers..................         33,126(4)             *
   Paul J. Pedevillano...............        130,573(5)             *
   Robert N. Goldman.................        239,015(6)             *
   W. Frank King, Ph.D...............         42,782(7)             *
   David J. McNeff...................         10,000(8)             *
   Intel Corporation.................      2,004,292(9)           8.0%
    2200 Mission College Blvd.
    Santa Clara, CA 95052
   All directors and executive
    officers as a group
    (11 persons).....................      1,345,488(10)          5.2%

  --------
  * Represents less than 1% of the outstanding Common Stock.

  (Footnotes on next page.)

--------
 (1) Includes 382,500 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options. Includes 92,560 shares held by members of Mr. Angelo's immediate family.
 (2) Includes 109,126 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (3) Includes 66,123 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (4) Includes 33,126 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (5) Includes 84,625 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (6) Includes 38,749 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (7) Includes 23,750 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (8) Includes 10,000 shares which may be acquired within sixty days of May 1, 1997 by exercise of stock options.
 (9) Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1997.
(10) Includes 92,560 shares held by members of Mr. Angelo's immediate family and 840,454 shares that the executive officers and directors as a group may exercise within sixty days of May 1, 1997.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are currently four members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at four and nominated Robert F. Angelo, Robert N. Goldman, W. Frank King and David J. McNeff for reelection to the Board. Directors elected at the meeting will serve until the next annual meeting of stockholders and until their successors are elected and qualified or until the directors resign or become disqualified.

  The following information is furnished with respect to each nominee for election as a director.

                                                 PRINCIPAL OCCUPATION AND
                                                BUSINESS EXPERIENCE DURING
                                  DIRECTOR           LAST FIVE YEARS;
   NAME AND AGE AS OF MAY 1, 1997  SINCE     DIRECTORSHIPS OF PUBLIC COMPANIES
   ------------------------------ -------- ------------------------------------
   Robert F. Angelo, 50.....        1990   A co-founder of the Company, Mr.
                                           Angelo has been President, Chief
                                           Executive Officer and a director of
                                           the Company since its inception in
                                           January 1990 and Chairman of the
                                           Board of Directors since February
                                           1996.
   Robert N. Goldman, 47....        1991   Mr. Goldman served as Chairman of
                                           the Board of Directors from April
                                           1992 until February 1996. Mr.
                                           Goldman has been President, Chief
                                           Executive Officer and Chairman of
                                           the Board of Directors of Object
                                           Design Inc., a marketer of object-
                                           oriented software products, since
                                           November 1995. Mr. Goldman was
                                           Chairman of the Board of Trinzic
                                           Corporation (formerly AI Corp.), a
                                           marketer of knowledge base/computer-
                                           aided software engineering products,
                                           from September 1992 to August 1995,
                                           after having served as its Chief
                                           Executive Officer from August 1986
                                           to September 1992. Mr. Goldman is a
                                           director of Intersolv, a software
                                           development and marketing company,
                                           Citrix Systems, Inc., a multi-user
                                           application server software company,
                                           and Parametric Technology
                                           Corporation, a developer of
                                           mechanical design software.
   W. Frank King, Ph.D., 57.        1992   Dr. King has been President of PSW
                                           Technologies, Inc. (formerly Pencom
                                           Software), a software services firm,
                                           since October 1992 and Chief
                                           Executive Officer and a director
                                           since October 1996. From March 1988
                                           to October 1991, Dr. King was Senior
                                           Vice President of the Software
                                           Business Group at Lotus Development
                                           Corporation. Dr. King is a director
                                           of Excalibur Technologies
                                           Corporation, a document management
                                           company, State of the Art, Inc., an
                                           accounting and financial management
                                           software company, Auspex Systems,
                                           Inc., a file server software
                                           company, and Natural Microsystems,
                                           Inc., a developer and marketer of
                                           hardware and software for the
                                           telecommunications and computer
                                           telephony marketplace.
   David J. McNeff, 45......        1995   Mr. McNeff has been President of The
                                           Bullfinch Group, Inc., an insurance
                                           and investment agency, since
                                           November 1993. From 1977 to October
                                           1993, Mr. McNeff was the owner and
                                           President of McNeff and Associates,
                                           an insurance and investment agency.

  All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any nominee to the Board will be voted (unless the nominees are unable or unwilling to serve) FOR the election of the nominees named above. The election of the directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

DIRECTORS' COMPENSATION

  During the fiscal year ended January 31, 1997 ("Fiscal 1997"), members of the Board received $2,500 for each meeting of the Board attended and $1,000 for each meeting of the audit committee attended. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Executive officers serve at the discretion of the Board. There are no family relationships among any of the executive officers or directors of the Company.

  Mr. Goldman was a consultant to the Company, in addition to serving as a director. For his services as a consultant, he received $15,000 during the fiscal year ended January 31, 1997, which amount was established by the Compensation Committee. The consulting arrangement ended on June 30, 1996.

  The Company's 1994 Non-Employee Director Stock Option Plan (the "Directors Plan") is administered by the Compensation Committee of the Company. Subject to availability of shares under the Directors Plan, a director who is not a current or former employee or officer of the Company shall be automatically granted at each annual meeting of the Board during the term of the Directors Plan an option to purchase 10,000 shares of Common Stock at fair market value as of the date of grant. Each person who becomes a director of the Company in the future will receive a grant of 30,000 shares on the date such person is first elected to the Board. As of May 1, 1997, options to purchase 52,500 shares of Common Stock were outstanding under the Directors Plan, of which options to purchase 2,500 shares of Common Stock were then exercisable, and 140,000 shares of Common Stock were reserved for future option grants under the Directors Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board met six times and took action by unanimous written consent four times during Fiscal 1997. The Board has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company and consults with and reviews the services provided by the Company's independent auditors, met four times during Fiscal 1997. Messrs. Goldman, King and McNeff are the current members of the Audit Committee. The Compensation Committee of the Company, which reviews and makes recommendations to the Board concerning executive compensation and employee benefits policy, and administers the Company's stock option plans, stock purchase plan and Directors Plan, transacted business through twelve written consents during Fiscal 1997. Messrs. King and McNeff are the current members of the Compensation Committee. The Board does not have a standing nominating committee for directors.

  During Fiscal 1997, all of the Company's directors attended at least 75 percent of the total number of meetings of the Board and at least 75 percent of the total number of meetings of all committees of the Board on which they served.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the fiscal year ended January 31, 1997 by its Chief Executive Officer (the "CEO"), the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 during the fiscal year ended January 31, 1997 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                                     COMPENSATION
                                                     -------------
                              ANNUAL COMPENSATION     SECURITIES
        NAME AND              ----------------------  UNDERLYING/     ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY        BONUS   OPTIONS(#)(1) COMPENSATION(2)
   ------------------    ---- ----------   --------- ------------- ---------------
Robert F. Angelo........ 1997  $225,000    $     --     500,000        $22,099
 President, Chief Execu-
  tive Officer and       1996   200,000      100,000     40,000         23,111
 Chairman of the Board   1995   167,145       94,250    135,000         17,356
Jonathan L. Joseph...... 1997   197,565(3)       --     112,500          1,942
 Executive Vice Presi-
  dent,                  1996   195,066(3)    35,000     20,000            994
 Business and Product
  Strategy               1995   133,125       55,000     55,000            396
William J. O'Connell.... 1997   173,841(4)       --     113,000          1,273
 Executive Vice Presi-
  dent, Sales            1996   271,202(4)       --      25,000            994
                         1995   222,000(4)    15,000     45,000            367
David P. Sommers (5).... 1997   129,083       16,100    147,500          4,600
 Senior Vice President,  1996       --           --         --             --
 Finance, Chief Finan-
  cial Officer and Trea-
  surer                  1995       --           --         --             --
Paul J. Pedevillano..... 1997   144,500(6)       --      27,000          2,302
 Senior Vice President,
  Operations             1996   130,000       40,000     20,000            998
                         1995   114,167       40,000     35,000            449

--------
(1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the year ended January 31, 1997.
(2) Represents premiums paid by the Company on group life insurance policies for the benefit of each of the Named Executive Officers and a whole life policy for the benefit of Mr. Angelo.
(3) Includes sales commissions of $37,565 and $38,816 for fiscal years 1997 and 1996, respectively.
(4) Includes sales commissions of $31,341, $141,202 and $92,000 for fiscal years 1997, 1996 and 1995, respectively.
(5) Mr. Sommers joined the Company in February 1996.
(6) Includes sales commissions of $14,500 for fiscal year 1997.

OPTIONS AND STOCK PLANS

  Option Grant Table. The following table sets forth certain information regarding options granted during the fiscal year ended January 31, 1997 by the Company to the Named Executive Officers.

                                                                                  POTENTIAL
                                                                              REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL
                                      PERCENT OF                                RATE OF STOCK
                                    TOTAL OPTIONS                            PRICE APPRECIATION
                                      GRANTED TO                             FOR OPTION TERM(3)
                          OPTIONS    EMPLOYEES IN   EXERCISE OR  EXPIRATION ---------------------
   NAME                  GRANTED(#) FISCAL YEAR(1) BASE PRICE(2)    DATE        5%        10%
   ----                  ---------- -------------- ------------- ---------- ---------- ----------
Robert F. Angelo........  500,000        24.7%        $ 7.75      4/15/06   $2,436,967 $6,175,752
Jonathan L. Joseph......  100,000         4.9%          7.75      4/15/06      487,393  1,235,150
                           12,500         0.6%         18.00      7/24/06      141,501    358,592
William J. O'Connell....  100,000         4.9%          7.75      4/15/06      487,393  1,235,150
                           13,000         0.6%         18.00      7/24/06      147,161    372,936
David P. Sommers........  100,000         4.9%          5.50      2/27/06      345,892    876,558
                           40,000         2.0%          7.75      4/15/06      194,957    494,060
                            7,500         0.4%         18.00      7/24/06       84,901    215,155
Paul J. Pedevillano.....   20,000         1.0%          7.75      4/15/06       97,479    247,030
                            7,000         0.3%         18.00      7/24/06       79,241    200,812

--------
(1) Based on 2,023,700 options granted to employees in Fiscal 1997.
(2) All options were granted at fair market value on the date of the grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table. The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1994 Omnibus Stock Plan to the Named Executive Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended January 31, 1997; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at January 31, 1997; and (iv) the value of such unexercised options at January 31, 1997:

                                                                             VALUE OF UNEXERCISED,
                                                   NUMBER OF UNEXERCISED         IN-THE-MONEY
                           SHARES                    OPTIONS AT FISCAL         OPTIONS AT FISCAL
                          ACQUIRED                       YEAR-END                 YEAR-END(2)
                             ON         VALUE    ------------------------- -------------------------
   NAME                  EXERCISE(#) REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  ----------- ----------- ----------- ------------- ----------- -------------
Robert F. Angelo........   204,200   $3,974,701    217,500      621,250    $2,501,031   $4,333,688
Jonathan L. Joseph......    44,000      880,180     58,876      164,624       599,715    1,260,116
William J. O'Connell....   171,250    2,825,052     16,939      164,811        82,569    1,246,780
David P. Sommers........       --           --       4,725      142,775           --     1,065,000
Paul J. Pedevillano.....   119,650    2,244,163     52,034       80,716       567,473      762,465

--------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of Common Stock on the date of exercise and exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash, if any, received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.
(2) Value is based on the difference between the option exercise price and the fair market value on the last day of Fiscal 1997 ($13.75 per share) multiplied by the number of shares underlying the option.

STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on Common Stock from August 4, 1994, the effective date of the Company's initial public offering, to January 31, 1997, with the cumulative total return of the Standard & Poor's Computer Software and Services Index and the Standard & Poor's 500 Index. The comparison assumes $100 was invested on August 4, 1994 in the Company's Common Stock, in the Standard & Poor's Computer Software and Services Index and in the Standard & Poor's 500 Index and assumes reinvestment of dividends, if any.

                           [LINE CHART APPEARS HERE]

--------------------------------------------------------------------------------
Company Name                          8/4/94     1/31/95     1/31/96     1/31/97
--------------------------------------------------------------------------------
SYSTEMSOFT CORPORATION                 100       129.55      231.83      500.09
--------------------------------------------------------------------------------
S&P 500 INDEX                          100       103.80      143.93      181.85
--------------------------------------------------------------------------------
COMPUTER SOFTWARE & SERVICES           100       114.70      175.31      285.20
--------------------------------------------------------------------------------

  The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Standard & Poor's Compustat, Custom Products Division, a source omissions in such information.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

  The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principals: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other high-growth companies in the software industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

  The compensation of the Company's executive officers consists of a combination of base salary, commissions, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on operating profit and individual merit. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

  Compensation payments in excess of $1 million to the Chief Executive Officer or other four most highly compensated executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in the fiscal year ending January 31, 1998 to its Chief Executive Officer or any other executive officer to be in excess of $1 million, and it currently intends to structure stock option grants to executive officers in a manner that complies with the performance-based requirements of the statute.

  Base Salaries. The Compensation Committee sets the base salaries for executives by reviewing the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in the area of sales and marketing are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In Fiscal 1997, the base salary of one executive officer was increased by 23% of his base salary.

  Incentive Bonus Program. Each year, the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his or her individual objectives, as determined by the Compensation Committee.

  Stock-Based Compensation. Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 1,024,000 shares were granted to executive officers in Fiscal 1997 to reward the executive officers for their performance in Fiscal 1997 and to establish appropriate incentives for these key executives.

  Compensation of Chief Executive Officer. The Chief Executive Officer's compensation generally is based on the same policies and criteria as that of the other executive officers. The Compensation Committee granted 500,000 additional stock options to Mr. Angelo to reward the Chief Executive Officer for his performance in Fiscal 1997 and to establish appropriate incentives for the future for this key executive.

                                          Compensation Committee

                                          W. Frank King, Ph.D.
                                          David J. McNeff

EMPLOYMENT AGREEMENTS

  Each of the Named Executive Officers, except for David P. Sommers, has entered into an employment agreement (each an "Employment Agreement") with the Company. Each Employment Agreement provides for a base salary and fringe benefits but leaves to the Board of Directors' discretion any increases in base salary and bonus payments. Except for Mr. Pedevillano, for whom there are no stated notice provisions, the Employment Agreements may be terminated by either party upon sixty days' prior written notice or by the Board of Directors immediately for cause. In the event of termination by the Company (only in the event of termination without cause in the case of Mr. Pedevillano), and as partial consideration for the employee's continuing covenant not to compete against the Company, the employee is entitled to 80% of base salary for six months and 20% of base salary for the subsequent six months. These payments continue even if the officer accepts employment with another company. The Employment Agreements also provide for the Company's proprietary right to all confidential information, intellectual property and work product.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. King and McNeff. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

  During the last year, no executive officer of the Company served as a member of the compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a director of the Company. In addition, during the last year, no executive officer of the Company served on the Board of Directors of another entity, one of whose executive officers served as a member of the Compensation Committee.

                             CERTAIN TRANSACTIONS

  In December 1993, the Company and Intel Corporation ("Intel"), which currently owns approximately 8.0% of the Company's Common Stock, entered into a Development and License Agreement (the "Intel Agreement") pursuant to which Intel licenses certain technologies to the Company which the Company develops into products and then markets under its own name. In consideration for Intel's disclosure of its technology and licenses under the Intel Agreement, the Company has agreed to pay Intel royalties on all licensed works developed under the Intel Agreement and on PC Card software. In October 1995, the Intel Agreement was amended to provide for development payments from Intel to the Company of $1,875,000 for the fiscal year ending January 31, 1997. In addition, the Company entered into several separate contracts with Intel to provide software licenses and engineering services for payments to the Company by Intel of $650,000 for the fiscal year ending January 31, 1997. During the fiscal year ending January 31, 1997, the Company's royalty payments to Intel in connection with the Intel Agreement were $951,507, such amounts offset by amounts owed to the Company from Intel.

                                  PROPOSAL 2

                   AMENDMENT TO THE 1994 OMNIBUS STOCK PLAN

  On May 13, 1997, the Board of Directors of the Company adopted an amendment to the 1994 Omnibus Stock Plan (the "Plan") increasing the number of shares issuable thereunder from 4,000,000 to 5,200,000. The purpose of the increase in the aggregate number of shares available for issuance is to permit the continuing availability of stock options for grant in order to continue to attract and retain key employees, executives, consultants and directors of the Company.

  Approval by stockholders of this amendment increasing the number of shares issuable under the Plan is sought in order to meet the stockholder approval requirements of (i) the Plan itself; (ii) Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which requires stockholder approval of any increase in the number of shares that may be issued under an incentive stock option plan; and (iii) Section 162(m) of the Code, which among other qualifications requires stockholder approval of any option plan to exempt the spread (the difference between the exercise price and the market value at the time of exercise) of options from the limitation on deductibility under that section. The executive officers and directors of the Company are eligible to receive options and restricted stock under the Plan and will therefore benefit from approval of this amendment. The Board of Directors recommends approval of this amendment because it believes that the continuing availability of option grants is an important factor in the Company's ability to attract and retain key employees, executives, consultants and directors.

             DESCRIPTION OF THE COMPANY'S 1994 OMNIBUS STOCK PLAN

  The Plan was adopted by the Board of Directors on June 8, 1994 and approved by the stockholders on July 28, 1994. It was subsequently amended (i) by the Board of Directors on May 23, 1995, with the approval of the stockholders on June 29, 1995 and (ii) by the Board of Directors on February 28, 1996, with the approval of the stockholders on June 19, 1996. It currently provides for the issuance of 4,000,000 shares of Common Stock, plus such additional number of shares as may become available due to the forfeiture of options previously granted pursuant to the 1992 Stock Option Plan (the "1992 Plan") and the 1993 California Stock Option Plan (the "California Plan," and together with the 1992 Plan, the "Predecessor Plans"), pursuant to the grant of incentive stock options to employees and nonqualified stock options or restricted stock to employees, consultants, directors and officers of the Company, subject to the provision that the number of shares for which options and restricted stock purchase authorizations may be granted to any individual in any single fiscal year may not exceed 500,000. The Plan will remain in effect until June 8, 2004, subject to the Board's right to terminate it earlier. It is the successor to the Predecessor Plans, pursuant to which no further stock options may be granted. Options previously granted under the Predecessor Plans and currently outstanding remain subject to the provisions of the respective plans. Except as otherwise noted, the description of the Plan which follows is also applicable to the rights of holders of options under the Predecessor Plans.

  The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares, (ii) the option exercise terms; (iii) the exercise or purchase price (which cannot be less than the market price of the Common Stock as of the date of grant);
(iv) the type and duration of transfer or other restrictions; and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. No incentive stock option may be exercised more than 90 days following termination of employment unless the termination is due to death or disability, in which case the option is exercisable for a maximum of one year after such termination.

  At May 1, 1997, there were outstanding under the Plan options held by employees of the Company to purchase an aggregate of 3,169,272 shares of Common Stock. The exercise prices of these options range from $2.75 to $23.63 per share, and such options expire between August 2004 and April 2007. Approximately 235 employees are eligible to receive options under the Plan. The last sale price of the Common Stock on May 1, 1997 as reported by the Nasdaq National Market was $7.375 per share.

  There were outstanding under the 1992 Plan options for purchase of 825,357 shares of Common Stock as of May 1, 1997. The exercise prices of these options range from $0.4334 to $2.00 per share, and such options expire between February 2002 and May 2004. There were outstanding under the California Plan options for the purchase of 4,375 shares of Common Stock as of May 1, 1997. The exercise price of these options is $2.00 per share, and such options expire in May 2004. All options granted under the California Plan are held by non-executive officer employees of the Company.

  The Company has not at the present time determined who will receive the remaining shares of Common Stock that will be authorized for issuance under the Plan if the proposed amendment to the Plan is approved.

  The following table sets forth the number of shares for which options have been granted to date under the Plan to each Named Executive Officer, the current executive officers as a group, the non-employee directors and the non-executive officer employees. For additional information as to options granted to the Named Executive Officers during Fiscal 1997, see the "Option Grants in Last Fiscal Year" table above.

     Robert F. Angelo, President, Chief Executive Officer and Chair-
      man............................................................   580,000
     Jonathan L. Joseph, Executive Vice President, Business and
     Product Strategy................................................   152,500
     William J. O'Connell, Executive Vice President, Sales...........   163,000
     David P. Sommers, Senior Vice President, Finance, Chief
      Financial Officer
      and Treasurer..................................................   147,500
     Paul J. Pedevillano, Senior Vice President, Operations..........    67,000
     Current executive officers as a group........................... 1,473,000
     Non-employee directors..........................................    50,000
     Non-executive officer employees................................. 2,843,052

  The following table sets forth the number of shares for which options were granted under the 1992 Plan to each Named Executive Officer, the current executive officers as a group, the non-employee directors and the non-executive officer employees.

     Robert F. Angelo, President, Chief Executive Officer and Chair-
      man............................................................   652,000
     Jonathan L. Joseph, Executive Vice President, Business and
     Product Strategy................................................   200,000
     William J. O'Connell, Executive Vice President, Sales...........   190,000
     David P. Sommers, Senior Vice President, Finance, Chief
      Financial Officer
      and Treasurer..................................................        --
     Paul J. Pedevillano, Senior Vice President, Operations..........   300,000
     Current executive officers as a group........................... 1,342,000
     Non-employee directors..........................................   312,000
     Non-executive officer employees................................. 2,235,306

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the plan or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

  The following general rules are applicable under current United States federal income tax law to incentive stock options ("ISOs") granted under the
Plan:

  1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Company upon either the grant or exercise of an ISO.

  2. If shares acquired upon exercise of an ISO are not disposed of within the later of (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

  3. If shares acquired upon exercise of an ISO are disposed of and one or both of the Holding Periods are not satisfied (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
     (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

  4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

  5. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

  6. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

  7. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax". An "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  8. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable under current federal income tax law to options granted under the Plan which do not qualify as ISOs:

  1. In general, the optionee will not recognize any income upon the grant of a non-qualified stock option ("NQSO"), and the Company will not be allowed a federal income tax deduction by reason of such grant.

  2. The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

  3. When the optionee sells the shares acquired upon the exercise of a NQSO, the optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

  4. When the optionee is required to recognize ordinary income in connection with a NQSO, the Company generally should be entitled to a corresponding federal income tax deduction.

  5. An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules apply.

  6. Special rules apply if the shares acquired upon the exercise of a NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The following general rules are applicable under current federal income tax law to the Purchase of Restricted Stock under the Plan;

  Grantees who purchase restricted Common Stock ("Restricted Stock") generally will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of purchase over the amount paid for the shares. In certain circumstances, shares of Restricted Stock may be treated as subject to restrictions on transfer or a substantial risk of forfeiture (each as defined in Section 83 of the Code). If a grantee receives such Stock, the amount included in his or her ordinary income will be determined at some later date and will equal the excess, if any, of the fair market value of such Restricted Stock (determined as of that later date) over the amount paid for that Restricted Stock, unless the optionee files a timely election under
Section 83(b) of the Code to recognize income at the time of exercise. (There may be other tax consequences associated with this election.) The Company will be entitled to a corresponding tax deduction at such time as the grantee recognizes ordinary income.

                           AUDITORS FOR FISCAL 1998

  The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified accountants, to serve as auditors for the fiscal year ending January 31, 1998. Coopers & Lybrand L.L.P. has served as the Company's auditors since 1991. It is expected that a member of the firm of Coopers & Lybrand L.L.P. will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

                                 OTHER MATTERS

  The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained The Altman Group, Inc. to assist in the proxy solicitation. The Company will pay The Altman Group, Inc. approximately $10,000, plus reasonable expenses.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that during Fiscal 1997 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

  The Company currently intends to hold its 1998 Annual Meeting of Stockholders during June 1998. To be included in the Proxy Statement and form of proxy for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before January 20, 1998. Such stockholder proposals should be submitted to SystemSoft Corporation, 2 Vision Drive, Natick, Massachusetts 01760, Attention: Secretary.

                                       By order of the Board of Directors

                                       (ART)

                                       Steven A. Berns
                                       Secretary

  The Board of Directors hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                                                      APPENDIX A

                             SYSTEMSOFT CORPORATION
   Proxy Solicited by Board of Directors for Annual Meeting on June 25, 1997


The undersigned stockholder of SystemSoft Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert F. Angelo and Steven A. Berns, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of SystemSoft Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of SystemSoft Corporation to be held at the Long Wharf Marriott Hotel in Boston, Massachusetts on June 25, 1997 at 9:00 a.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS AND "FOR" THE PROPOSAL TO AMEND THE SYSTEMSOFT CORPORATION 1994 OMNIBUS STOCK PLAN. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------

                     PLEASE VOTE AND SIGN ON OTHER SIDE AND
                      RETURN PROMPTLY IN ENCLOSED ENVELOPE

--------------------------------------------------------------------------------

Signature of all joint owners is required. Fiduciaries please indicate your full title. If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. Management is not aware of any such matters.

--------------------------------------------------------------------------------

                           HAS YOUR ADDRESS CHANGED?

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   Election of Directors      For       Withhold     For All Except
                                [_]          [_]            [_]
     Nominees:

      Robert F. Angelo, Robert N. Goldman, W. Frank King and David J. McNeff

If you wish to withhold authority to vote for all nominees, mark the "Withhold" box. If you wish to withhold authority with respect to certain nominee(s), mark the "For All Except" box and strike a line through the particular name(s).

2.   Approve an amendment to the SystemSoft Corporation  For   Against   Abstain
     1994 Omnibus Stock Plan increasing the number of
     shares issuable thereunder from.                    [_]     [_]       [_]
     4,000,000 to 5,200,000

RECORD DATE SHARES:
                         ------------

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR Proposals 1 and 2.



                                    --------------------------------------------
                                    Date

Please be sure to sign and date this Proxy.

--------------------------------------------------------------------------------


_____________________Stockholder sign here   ________________________Co-owner
sign here


Mark box at right if comments or address change have been noted on the reverse
side of this card   [_]

                                                                      APPENDIX B

                             SYSTEMSOFT CORPORATION
                            1994 OMNIBUS STOCK PLAN

                          ----------------------------


          1.  Purpose.  This 1994 Omnibus Stock Plan (the "Plan") of SystemSoft
              -------
Corporation (the "Company") is intended to provide incentives (a) to the officers and other employees of the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

          2.  Administration of the Plan.  (a) The Plan shall be administered by
              --------------------------
the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of two or more of its members to administer this Plan. In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a" disinterested person" as defined in Rule 16b-3 under the Exchange Act and each shall be an "outside director" within the meaning of Section 162(m) of the Code. Subject to ratification of the grant of each Option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified Options or Restricted Stock may be granted; (ii) determine the time or times at which Options or Restricted Stock may be granted;
(iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum specified in paragraph 7, and the purchase price of Restricted Stock; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and to Restricted Stock, and the nature of such restrictions, if any; (vii) establish, amend and waive the terms and conditions of individual options and purchase authorizations granted hereunder, including, without limitation, terms and conditions relating to vesting, exercisability and effect of termination of employment by the Company; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

         (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

          3.  Eligible Employees and Others.  ISOs may be granted to any officer
              -----------------------------
or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

          4.  Stock.  The stock subject to Options and Restricted Stock shall be
              -----
authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 5,200,000 plus such additional number of shares as may become available due to the forfeiture of options granted under the 1992 Stock Option Plan and 1993 California Stock Option Plan, subject to adjustment as provided in paragraph 14. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired or terminated Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

          5.  Individual Participant Limitation.  Any other provision of this
              ---------------------------------
Plan notwithstanding, the number of shares of Common Stock for which options or purchase authorizations may be granted in any single fiscal year of the Company to any participant shall not exceed 500,000 shares (the "Individual Limit").
For purposes of the foregoing limitation, if any option or purchase authorization is cancelled, the cancelled option or purchase authorization shall continue to be counted against the Individual Limit; if after grant the exercise price of an option or purchase authorization is modified, the transaction shall be treated as the cancellation of the option or purchase authorization and the grant of anew option or purchase authorization. In any such case, both the option or purchase authorization that is cancelled and the option or purchase authorization deemed to be granted shall be counted against the Individual Limit.

          6.  Grants Under the Plan.  Options or Restricted Stock may be granted
              ---------------------
under the Plan at any time on or after June 8, 1994 and prior to June 8, 2004. Any such grants shall be subject to the receipt, within 12 months of June 8,1994, of the approval of stockholders as provided in paragraph 18. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

          7.  Minimum Option Price: ISO Limitations.  (a) The price per share
              -------------------------------------
specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

          (b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

          (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted(on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          8.  Option Duration.  Subject to earlier termination as provided in
              ---------------
paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

          9.  Exercise of Option.  Subject to the provisions of paragraphs 10
              ------------------
through 13, each Option granted under the Plan shall be exercisable as follows:

          (a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          (c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          (d) The Committee shall have the right to accelerate the date of exercise of any installment; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

          10.  Termination of Employment.  If an ISO optionee ceases to be
               -------------------------
employed by the Company or any Related Corporation other than by reason of death or disability as provided in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 90 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine. Notwithstanding the provisions in this paragraph 10, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

          11.  Death; Disability; Dissolution.  If an optionee ceases to be
               ------------------------------
employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the optionee's death.

          If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall have the meaning assigned to it in Section 22(e)(3) of the Code or any successor statute.

          In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

          12.  Assignability.  No Option shall be assignable or transferable by
               -------------
the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the Optionee each Option shall be exercisable only by him.

          13.  Terms and Conditions of Options.  Options shall be evidenced by
               -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

          14.  Adjustments.  Upon the happening of any of the following
               -----------
described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

          (a) In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or
(iii) all outstanding options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each such holder thereof shall have the right to exercise such option in full(without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or (v) the Board may provide for the cancellation of all outstanding options and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

          (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise)the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

          (c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in
Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14, and subject to paragraph 2, its determination shall be conclusive.

          15.  Means of Exercising Options.  An Option (or any part or
               ---------------------------
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor (i) in United States dollars in cash or by check, (ii) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option,
(iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (iv) at the discretion of the Committee, by delivery to the Company of irrevocable instructions to a broker to(a) either sell the shares subject to the option or purchase authorization being exercised or hold such shares as collateral for a margin loan and (b) promptly deliver to the Company the amount of the sale or loan proceeds required to pay the exercise price or purchase price, as the case may be, or (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv)above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii),(iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

          16.  Conversion of ISOs into Non-Qualified Options:  Termination of
               --------------------------------------------------------------
ISOs.  The Committee, at the written request of any optionee, may in its
----
discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

          17.  Restricted Stock.  Each grant of Restricted Stock under the Plan
               ----------------
shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

          (a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

          (b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the "Restricted Period"). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement, which option will be exercisable (i) if the Participant's continuous employment or performance of services for the Company and the Related Corporations shall terminate prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the Participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph (b) shall terminate and be of no further force and effect.

          (c) If a person who has been in continuous employment or performance of services for the Company or a Related Corporation since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the

Company or a Related Corporation (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

          18.  Term and Amendment of Plan.  This Plan was adopted by the Board
               --------------------------
on June 8, 1994, subject to approval by the stockholders of the Company. The Plan shall expire on June 7, 2004 (except as to Options and Restricted Stock outstanding on that date). Subject to the provisions of paragraph 6 above, Options and Restricted Stock may be granted under the Plan by the Committee prior to the date of stockholder approval of the Plan. If the approval of stockholders is not obtained by June 8, 1995, any grants of Options or Restricted Stock under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14); (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under any Option or Restricted Stock previously granted to him.

          19.  Application of Funds.  The proceeds received by the Company from
               --------------------
the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

          20.  Governmental Regulation.  The Company's obligation to sell and
               -----------------------
deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

          21.  (a) Withholding Taxes; Delivery of Shares.  The Company's
                   -------------------------------------
obligation to deliver shares of Common Stock upon exercise of an option or purchase authorization, in whole or in part, shall be subject to the participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The participant may satisfy the obligation, in whole or in part, by electing to (1) have the Company withhold shares of Common Stock or (2) deliver to the Company already-owned shares of Common Stock having a value equal to the amount required to be withheld; provided, however, that participants who are subject to the requirements of
Section 16 of the Exchange Act ("Section 16 Persons") shall not have the benefit of the foregoing election but rather the Company shall, in all cases where tax withholding is required with respect to such participants, withhold shares of Common Stock having a value equal to such withholding obligations. The value of shares to be withheld or delivered shall be based on the fair market value of the shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The election by a participant who is not a Section 16 Person to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable and (3)the election will be subject to the disapproval of the Committee.

          (b)  Withholding of Additional Income Taxes.  The Company may, in
               --------------------------------------
accordance with the Code, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition(as defined in paragraph 22), require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

          22.  Notice to Company of Disqualifying Disposition.  Each employee
               ----------------------------------------------
who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

          23.  Governing Laws; Construction.  The validity and construction of
               ----------------------------
the Plan and the instruments evidencing Options and Restricted Stock shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                               =================

          Adopted by the Board of Directors on June 8, 1994, with the approval of the stockholders on July 22, 1994. Amended by the Board of Directors on May 23,1995, with the approval of the stockholders on June 29, 1995. Amended by the Board of Directors on February 28, 1996, with the approval of the stockholders on June 19, 1996. Amended by the Board of Directors on May 13, 1997[, with the approval of the stockholders on June 25, 1997].

          The share numbers set forth in the Plan reflect the effect of the Company's two for one stock split, in the form of 100% stock dividend, that was effective on July 17, 1996.